UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2008
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico		00680
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     W Holding Company, Inc. (NYSE: “WHI”), the bank holding company of Westernbank Puerto Rico, announced today that Mr. Freddy Maldonado has been appointed and resumes the duties of Senior Executive Vice President and Chief Financial Officer (SEVP-CFO) of W Holding Company, Inc. (the “Company”) and its subsidiaries (the “Holding Company”), replacing Mr. Jose Armando Ramirez who was retained as Chief Financial Officer and Chief Operating Officer in August 2007. Mr. Ramirez and the Company mutually and amicably agreed to conclude the existing contractual relationship in accordance with the provisions of his employment agreement as of August 8, 2008.
     In connection with the appointment of Mr. Maldonado as CFO, he has relinquished the duties of President and Chief Investment Officer of the Holding Company. He will however remain a director of the Company. Mr. Maldonado previously served as the Chief Financial Officer of the Holding Company from March 1992 through July 2005.
     Mr. Maldonado will remain as director of the Company, while Mr. Frank C. Stipes, Esq., Chairman and CEO of the Holding Company, reassumed the position of President of W Holding Company, Inc., effective immediately.
     Information relating to Mr. Maldonado required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K was included in the Company’s proxy statement filed with the Securities and Exchange Commission, and is incorporated by reference herein.
     In connection with his appointment, Mr. Maldonado’s annual base salary has been set at $500,000.
     A copy of the related press release is attached as Exhibit 99.1 hereto.
Item 8.01 — Other Events.
     The Company also announced that Ms. Mayra Hansen, former director of the Federal Deposit Insurance Corporation’s Puerto Rico office, had joined the Company as Senior Vice President and Chief Risk Officer (SVP/CRO). Ms. Hansen will be involved and supervising the Company’s loan review, credit risk and compliance functions, among other responsibilities.

     The Company also announced today that the Board of Directors has unanimously approved a reverse split of the Company’s common stock at a specific ratio to be determined by the Board in its discretion within the range of not less than 1-for-10 and not more than 1-for-50, and recommended that the reverse split be presented to the Company’s shareholders for approval. If approved by the Company’s shareholders, the Board may choose to effect the reverse split at any time prior to December 31, 2008. The purpose of the reverse split is to increase the per share market price of the Company’s common stock, so as to bring the Company into compliance with the continued listing requirements of the New York Stock Exchange, Inc.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 13, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/S/ Norberto Rivera
Name:	Norberto Rivera
Title:	Chief Accounting Officer

Date: August 13, 2008